Exhibit 99.1

RE/MAX Announces Filing of Resale Shelf Registration Statement

DENVER, Oct. 27, 2015 /PRNewswire/ -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX") (NYSE: RMAX), one of the world's leading franchisors of real estate brokerage services, today announced that it has filed a resale shelf registration statement with the Securities and Exchange Commission ("SEC") relating to the proposed sale from time to time of up to 7.5 million shares of its Class A common stock by its controlling stockholder, RIHI, Inc. The economic interests of existing RE/MAX shareholders will not be diluted by any such sales and RE/MAX will not receive any proceeds from the sale of any Class A common shares by RIHI.

The resale shelf registration statement has been filed with the SEC but has not yet become effective. Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The resale shelf registration statement is expected to be available for a period of up to three years from the effective date. RIHI will determine the timing of any sale of shares under the registration statement.

RIHI is majority owned and controlled by David Liniger, the Company's Chief Executive Officer, Chairman and Co-Founder, and Gail Liniger, the Company's Vice Chair and Co-Founder.

If all shares being registered on the registration statement were to be sold by RIHI, RIHI would still own common units in RMCO, LLC corresponding to approximately 34.03% of RE/MAX's outstanding Class A common stock and would still hold approximately 50.78% of the voting power of RE/MAX.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of RE/MAX's Class A common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 100,000 agents provide RE/MAX a global reach of nearly 100 countries. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, LLC, one of the world's leading franchisors of real estate brokerage services, is a wholly-owned subsidiary of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "intend," "expect," "estimate," "plan," "outlook," "project" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements include statements regarding the possible sale of RE/MAX common stock by RIHI, the potential ownership and voting interest of RIHI in RE/MAX following any such sale, the expectation that the resale registration statement will be declared effective and the expected availability of the resale registration statement for a period of up to three years from effectiveness. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) changes in business and economic activity in general, (2) changes in the real estate market, including changes due to interest rates and availability of financing, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain agents, (5) changes in laws and regulations that may affect the Company's business or the real estate market, (6) failure to maintain, protect and enhance the RE/MAX brand, (7) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

CONTACT: Investors, Peter Crowe, (303) 796-3815, pcrowe@remax.com or Media, Shaun White, (303) 796-3405, shaunwhite@remax.com